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                             R.F.B. GEOLOGICAL
                          Robert F. Brown, P. Eng.



                        CONSENT OF GEOLOGICAL CONSULTANT
                        --------------------------------



I hereby consent to the reference of my report dated December 12, 2002, entitled "An Evaluation of the Wool Bay Property, District of MacKenzie, Northwest Territories, Canada" in Amendment No. 1 to Form SB-2 to be filed by North American General Resources Corporation with the United States Securities and Exchange Commission.




Dated  the  19th  day  of  March,  2003





/s/ Robert  F.  Brown
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Robert  F.  Brown,  P.Eng.
Consulting  Geologist